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                                                                    EXHIBIT 10.7

                                    AGREEMENT

            AGREEMENT dated as of June 28, 2001 by and among JLM Industries, Inc., a Delaware corporation (the "COMPANY"), Phoenix Enterprises LLC ("PHOENIX") and Mr. Philip S. Sassower ("SASSOWER"), who together with Phoenix, are collectively referred to as the "HOLDERS" and individually as a "HOLDER".

            WHEREAS, the parties hereto desire to enter into this agreement (the "AGREEMENT");

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                 REPRESENTATIONS

            Section 1.1 REPRESENTATIONS OF THE COMPANY. The Company hereby represents to the Holders that (i) it has the full legal right, power and authority to enter into and perform this Agreement, (ii) the execution and delivery of this Agreement by the Company has been duly authorized by the Company, and (iii) this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws relating to, or affecting the enforcement of creditor's rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law).

            Section 1.2 REPRESENTATIONS OF THE HOLDERS. Each Holder hereby represents to the Company that (i) such Holder has the full legal right, power and authority to enter into and perform this Agreement, (ii) the execution and delivery of this Agreement by Phoenix has been duly authorized by Phoenix, and
(iii) this Agreement constitutes, or shall constitute when executed and delivered at or prior to Closing, a valid and binding obligation of the Holders enforceable against the Holders in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws relating to, or affecting the enforcement of creditor's rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law).

                                   ARTICLE II

                              STANDSTILL PROVISIONS

            Section 2.1 STANDSTILL PROVISIONS. (a) During the Term (as defined below), each Holder will not, and will cause each of its Affiliates (as defined below) not to, either alone or as part of a "group" (as such term is used in
Section 13d-5 (as such rule is currently in effect) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), directly or indirectly:

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                        (i) make, or in any way participate, directly or
indirectly, in any "solicitation in opposition" (as such term is defined or used in Regulation 14A under the Exchange Act);

                        (ii) initiate or propose any "shareholder proposals" for submission to a vote of stockholders, whether by action at a stockholder meeting or by written consent with respect to the Company, as such term is used in
Section 14(a) of the Exchange Act;

                        (iii) form, join or in any way participate in a group to take any actions otherwise prohibited by the terms of this Agreement; or

                        (iv) enter into any arrangements or understandings with any third party with respect to any of the foregoing.

                  (b) For purposes of this Agreement, the term "Affiliate" shall have meaning given to such term under Rule 405 of the Securities Act of 1933, as amended.

                                   ARTICLE III

                                  MISCELLANEOUS

            Section 3.1 FEES AND EXPENSES. The Company shall pay the fees and expenses of all attorneys, accountants and other advisors, if any, of the parties hereto and all other expenses incurred by such party incident to the negotiation, preparation, execution and delivery of this Agreement.

            Section 3.2 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect.

            Section 3.3 SPECIFIC ENFORCEMENT; CONSENT TO JURISDICTION. (a) The parties acknowledge and agree that irreparable damage would occur in the event that any provision of this Agreement was not preformed in accordance with its specific terms or was otherwise breached, and further acknowledge and agree that money damages are an inadequate remedy for the breach of this agreement because of the difficulty of ascertaining the amount of damage that would be suffered in the event of such breach. The parties accordingly agree that the other party shall be entitled to obtain specific performance of any provision of this Agreement and injunctive or other equitable relief to prevent or cure breaches of any provision of this Agreement, this being in addition to any other remedy to which they may be entitled by law or equity.

                  (b) Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of (i) the state courts of the State of New York located in New York City and (ii) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties hereto agrees to commence any action, suit or


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proceeding relating hereto in the state courts of the State of New York located in New York City, or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the United States District Court for the Southern District of New York. Each party hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth below shall be effective service of process for any action, suit or proceeding brought in any such court with respect to any matters to which it has submitted to jurisdiction in this Section 3.3(b). Each party hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the state courts of the State of New York located in New York City and the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

            Section 3.4 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties hereto with respect to the matters covered hereby and this Agreement may be amended only by an agreement in writing executed by the parties hereto.

            Section 3.5 NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective (i) when personally delivered or delivered by telecopy on a business day during normal business hours with confirmation postmarked the same day, at the address or number designated below or (ii) on the business day following the date of mailing by overnight courier, fully prepaid, addressed to such address. The addresses for such communications shall be:

            If to the Company:

                  JLM Industries, Inc.
                  8675 Hidden River Parkway
                  Tampa, Florida  33637
                  Attention:  John L. MacDonald
                  Facsimile: (813) 632-3315

            with a copy to:

                  Holland & Knight LLP
                  400 North Ashley Drive
                  Suite 2300
                  Tampa, Florida  33602
                  Attention:  Michael L. Jamieson, Esq.
                  Facsimile: (813) 229-0134


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            If to any Holder to:

                  Phoenix Enterprises LLC
                  135 East 57th Street, 12th Floor
                  New York, New York  10022
                  Attention: Philip S. Sassower
                  Facsimile:  (212) 319-4970

            with a copy to:

                  Baer Marks & Upham LLP
                  805 Third Avenue
                  New York, New York 10022-7513
                  Attention:  Jonathan J. Russo, Esq.
                  Facsimile: (212) 702-5941

Any party hereto may from time to time change its address for notices under this
Section 3.5 by giving at least 10 days notice of such changed address to the other parties hereto.

            Section 3.6 WAIVERS. No waiver by either party of any breach of any provision hereof shall be deemed to be a continuing waiver in the future thereof or a waiver of any other provision hereof; nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

            Section 3.7 HEADINGS. The headings herein are for convenience only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

            Section 3.8 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and legal representatives. The parties shall not assign this Agreement or any rights hereunder without the prior written consent of the other parties hereto.

            Section 3.9 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflict of laws.

            Section 3.10 TERMINATION. The term of this Agreement shall commence on the date hereof and expire on June 28, 2003 (the "TERM"), whereupon this Agreement, except for Article III hereof, shall terminate and have no further force or effect.


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            IN WITNESS WHEREOF, the parties hereto have executed this Agreement or have caused this Agreement to be duly executed by their respective authorized officers as of the date hereof.

                                    JLM INDUSTRIES, INC.


                                    By: /s/ Michael E. Hayes
                                       -----------------------------------------
                                       Name: Michael E. Hayes
                                       Title: Vice President


                                    PHOENIX ENTERPRISES LLC


                                    By: /s/ Philip S. Sassower
                                       -----------------------------------------
                                       Name: Philip S. Sassower
                                       Title: Chief Executive Officer


                                       /s/ Philip S. Sassower
                                    --------------------------------------------
                                           Philip S. Sassower




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